UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

®

December 4, 2014

To the Members of Southwest Iowa Renewable Energy, LLC:

The 2015 Annual Meeting of Members of our Company will be held on Friday, January 30, 2015, at 1:00 p.m. Central Standard Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575.

Details of the business to be conducted at our 2015 Annual Meeting of Members are provided in the attached Notice of Annual Meeting of Members and Proxy Statement.

A Notice of Internet Availability of Proxy Materials (which includes information about the proxy card, proxy statement, notice of annual meeting and our 2014 annual report (the “Proxy Materials”)) was mailed to our members today, and the Proxy Materials have been posted on our website at www.sireethanol.com. We urge all members to access the Proxy Materials, print the proxy card, fill it out and send it to us to count your votes for the 2015 Annual Meeting of Members. We will also mail proxy cards to all members on or about December 14, 2014. If you attend the 2015 Annual Meeting of Members in January, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.
YOUR VOTE IS VERY IMPORTANT. Please use this opportunity to take part in the affairs of your company. It is important that your units be represented at the meeting whether or not you are personally in attendance, and I urge you to review carefully the proxy statement and access the proxy card at our website, then sign, date and return it at your earliest convenience. I look forward to meeting with you and with our directors and officers, reporting our activities and discussing the Company’s business. I hope you will be present.

Very truly yours,

Brian T. Cahill
President and General Manager

®
_________________________
NOTICE OF 2015 ANNUAL MEETING OF MEMBERS
to be held on January 30, 2015
___________________________

To the Members of Southwest Iowa Renewable Energy, LLC:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Members (the “2015 Annual Meeting”) of Southwest Iowa Renewable Energy, LLC will be held on Friday, January 30, 2015, at 1:00 p.m. Central Standard Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575. The purposes of the meeting are to:

(1)	Elect one Series A Director to serve until the 2019 Annual Meeting of Members or until his successor shall be elected and qualified;
(2)    Conduct an advisory vote on executive compensation; and
(3)    Transact such other business as may properly come before the meeting and any adjournment thereof.
Our Board of Directors has fixed the close of business on December 4, 2014 as the record date for determining the members entitled to notice of and to vote at the 2015 Annual Meeting and any adjournment thereof. Holders of our Series A, B and C Units are entitled to vote at the 2015 Annual Meeting on the basis of one vote for each unit held, though only the holders of Series A Units may vote to elect the Series A Director nominated for election at the 2015 Annual Meeting. Directions to the 2015 Annual Meeting location may be found at www.sireethanol.com.

Your vote is very important and our Board of Directors desires that all members be present or represented at the 2015 Annual Meeting. Even if you plan to attend in person, please date, sign and return the proxy card located on our website at www.sireethanol.com or included in the printed proxy materials mailed to you if you requested printed materials, at your earliest convenience so that your units may be voted. If you do attend the meeting in January, you retain the right to vote even though you mailed the enclosed proxy card. The proxy card must be signed by each registered member exactly as set forth on the proxy card.

By Order of the Board of Directors

Theodore V. Bauer,
Secretary
Council Bluffs, Iowa
December 4, 2014

®
10868 189th Street, Council Bluffs, IA 51503
____________________________

PROXY STATEMENT
FOR ANNUAL MEETING OF MEMBERS
TO BE HELD JANUARY 30, 2015
_____________________________
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company,” “SIRE,” “we,” or “us”), of proxies to be voted at the Annual Meeting of Members to be held on January 30, 2015, or any adjournment thereof (the “2015 Annual Meeting”). A copy of our annual report to members, including our annual report on Form 10-K for the fiscal year ended September 30, 2014 (“Fiscal 2014”), which includes our financial statements for Fiscal 2014 (the “Annual Report”), accompanies this Proxy Statement. Beginning on or about December 4, 2014, we made this Proxy Statement available to our members.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE MEMBERS’ MEETING TO BE HELD ON JANUARY 30, 2015

Our Proxy Statement and Annual Report are also available online at
www.sireethanol.com

Internet Availability of Proxy Materials

Under the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to use the Internet as our primary means of furnishing proxy materials to our members. Consequently, most members will not receive paper copies of our proxy materials. We instead sent our members a Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”) containing instructions on how to access this Proxy Statement and our Annual Report via the Internet. The Internet Availability Notice also included instructions on how to receive a paper copy of your proxy materials, if you so choose. If you received your annual meeting materials by mail, your proxy materials, including your proxy card, were enclosed. We believe that this process expedites members’ receipt of proxy materials, lowers the costs of our 2015 Annual Meeting and helps to conserve natural resources.

This Proxy Statement, the Notice of the 2015 Annual Meeting, proxy card, and our Annual Report may be requested by calling (877) 776-5999, emailing proxy@sireethanol.com or accessing www.sireethanol.com and clicking on the “Investor Relations” tab.

PURPOSES OF THE MEETING
The purposes of the 2015 Annual Meeting are to:

(1)	Elect one Series A Director to serve until the 2019 Annual Meeting of Members or until his successor shall be elected and qualified;
(2)    Conduct an advisory vote on executive compensation; and
(3)    Transact such other business as may properly come before the meeting and any adjournment thereof.
Our Board unanimously recommends that the holders of our Series A Units (the “Series A Members”) vote FOR the election of the Series A Director nominee named under the section entitled “Proposal 1 - Election of Series A Director, Series A Director Nominee” and that all members vote FOR the proposal regarding the advisory vote on executive compensation (Proposal 2).

VOTING, VOTING SECURITIES AND PRINCIPAL UNIT HOLDERS

General

The record date for holders of units entitled to notice of, and to vote at, the 2015 Annual Meeting is the close of business on December 4, 2014 (the “Record Date”). As of the Record Date, we had outstanding and entitled to vote at the 2015 Annual Meeting 8,993 Series A Units, 3,334 Series B Units and 1,000 Series C Units.

Proxy Voting

In deciding all questions, members are entitled to one vote, in person or by proxy, for each unit, regardless of class or series, held in the member’s name at the close of business on the Record Date (though only Series A Members may vote for the election of the Series A Director). Your units will be voted in accordance with the instructions you indicate when you submit your proxy card. If you submit a proxy card, but do not indicate your voting instructions, your units will be voted as follows:

•	FOR the election of the Series A Director nominee listed in this Proxy Statement (for Series A Members); and

•	FOR the approval, on an advisory basis, of our executive compensation.

As to any other business as may properly come before the 2015 Annual Meeting or any adjournment or postponement thereof, proxies will be voted (for all members) at the discretion of the proxy holders in a manner that they consider being in the best interests of the Company.

Voting by Mail

By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your units at the 2015 Annual Meeting in the manner you indicate.  We encourage you to sign and return the proxy card even if you plan to attend the 2015 Annual Meeting.  In this way your units will be voted even if you are unable to attend the meeting. If you attend the 2015 Annual Meeting in January, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.

Voting in Person at the Meeting

If you plan to attend the 2015 Annual Meeting and vote in person, we will provide you with a ballot at the meeting.  If your units are registered directly in your name, you are considered the unit holder of record, and you have the right to vote in person at the 2015 Annual Meeting.  If your units are held in the name of your broker or other nominee, you are considered the beneficial owner of units held in your name.  In that case, if you wish to vote at the 2015 Annual Meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these units. If you attend the 2015 Annual Meeting in January, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.

Revocability of Proxies

A member who has submitted a proxy card may revoke the proxy prior to its exercise either by giving written notice of revocation to the Secretary of the Company or by providing a duly executed proxy card bearing a later date. Attendance in person at the 2015 Annual Meeting does not itself revoke a proxy; however, any member who attends the 2015 Annual Meeting may revoke a previously submitted proxy by voting in person. If you are the beneficial owner of your units and not the holder of record, you will need to contact your bank, brokerage firm, trustee or other nominee to revoke any prior voting instructions.

Quorum and Abstentions
The presence, in person or by proxy, of the holders of at least twenty-five percent (25%) of the units outstanding and entitled to vote at the 2015 Annual Meeting is necessary to constitute a quorum. Because the proxy card states how the units will be voted in the absence of instructions by the member, executed proxy cards bearing no instructions by the member will be counted as present for quorum purposes and for the purpose of voting on each proposal presented at the 2015 Annual Meeting.
Abstentions or proxies or ballots marked to “withhold authority” will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of units present in person or by proxy at the 2015 Annual Meeting with respect to each proposal. Pursuant to Section 6.15 of our Operating Agreement, the affirmative vote of the members voting interests represented at a meeting and entitled to vote on the matter constitutes the act of the members unless a greater or lesser proportion or amount is required under our Operating Agreement. As a result, proxies or ballots which are marked to “abstain” or “withhold authority” will be counted for purposes of voting for each proposal and will count as a vote against each proposal.
Unit Ownership of Management and Certain Beneficial Owners

The following table provides certain information as of November 30, 2014 with respect to the unit ownership of: (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who beneficially own more than 5% of any series of units, (ii) each director of the Company, (iii) each Named Executive Officer of the Company (as defined in the “Summary Compensation Table” below) and (iv) all officers and directors of the Company, seven in number, as a group. The percentages in the table below are based on 8,993 Series A Units, 3,334 Series B Units, and 1,000 Series C Units issued and outstanding as of November 30, 2014. Unless otherwise provided, the address of those in the following table is 10868 189th Street, Council Bluffs, Iowa 51503. Except as noted below, the persons listed below possess sole voting and investment power over their respective units.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Executive Officers:
Series A	Theodore V. Bauer	52 Units [1]	0.58%
Series A	Hubert M. Houser	54 Units [2]	0.60%
Series A	Karol D. King	74 Units [3]	0.82%
Series A	Michael K. Guttau	12 Units [4]	0.13%
--	Brian T. Cahill	-0-	—%
--	Brett L. Frevert	-0-	—%
--	Eric J. Heismeyer[5]	-0-	—%
--	Andrew J. Bulloch	-0-	—%
--	Matthew K. Gibson	-0-	—%
Series A	All Officers and Directors as a Group	192 Units	2.13%
Other Members[6]:
Series B	Bunge North America, Inc.	3334 Units	100%
Series C	ICM, Inc.	1000 Units	100%
Series A	ICM Inc.	18 Units	0.20%
____________________________________
1 These Series A Units are owned jointly by Mr. Bauer and his spouse.
2 These Series A Units are owned jointly by Mr. Houser and his spouse.
3 These Series A Units are owned jointly by Mr. King and his spouse.
4 These Series A Units are owned jointly by Mr. Guttau and his spouse.
5 Mr. Heismeyer was appointed as a director effective February 21, 2014 upon the resignation of Mr. Aaron A. Meyerle.
6 The table above does not reflect any units which may be issued to Bunge and ICM, respectively, under the terms of the convertible debt owed to them.

PROPOSAL 1
ELECTION OF SERIES A DIRECTOR
One Series A Director is to be elected at the 2015 Annual Meeting. The Series A Director nominee elected at the 2015 Annual Meeting will serve until the 2019 Annual Meeting of Members or until his successor shall be elected and qualified.
The proxies named in the proxy card intend to vote FOR the election of the nominee named below for Series A Director of the Company to serve until the 2019 Annual Meeting of Members or until his successor shall be elected and qualified, unless otherwise properly indicated on such proxy card. If the nominee shall become unavailable for any reason, the proxies named in the proxy card are expected to consult with our Board in voting the units represented by them at the 2015 Annual Meeting. Our Board has no reason to doubt the availability of the nominee and no reason to believe the nominee will be unable or unwilling to serve the entire term for which election is sought.
The name of the Series A Director nominee, along with certain information concerning such nominee is set forth below under the section entitled “Series A Director Nominee.”
Series A Director Nominee

The Series A Director nominee to be elected at the 2015 Annual Meeting to serve a four-year term is Mr. Michael K. Guttau, age 68. Mr. Guttau has been a Series A Director since 2007 and is the Chair of our Board’s Audit Committee and a member of our Board’s Risk Management and Nominating Committees.

Mr. Guttau has more than 40 years of experience as a rural banker.  He has held various positions with Treynor State Bank, where he currently serves as Chairman of the Board.  Further, Mr. Guttau has also served as a board member of a number of banking organizations, including the Council of Federal Home Loan Banks in Washington, D.C., where he served as Chairman from 2008 to 2009 and, the Iowa Division of Banking, where he served as Superintendent of Banking from 1995 to 1999, and the Federal Home Loan Bank of Des Moines where he has served as Chairman from 2008 to 2012 and Vice Chairman, Chair of the Audit Committee, and Chair of the Risk Management Committee from 2004 to 2007.  Mr. Guttau has also served as a Director of the Iowa Bankers Association where he is currently serving as Chairman since 2014, Iowa Bankers Mortgage Corporation, Iowa Student Loan Liquidity Corp., Iowa Business Development Finance Corp. and Iowa Seed Capital Liquidation Corp.  He has also served as President of the Southwest Iowa Bank Administration Institute and is a Past Chairman of the ABA Community Bankers from 1991 to 1992. Mr. Guttau received his B.S., Farm Operations, from Iowa State University in 1969 and completed numerous U.S. Army education programs from 1969 to 1978. Mr. Guttau is the 2010 recipient of the James Leach Bank Leadership Award.

Mr. Guttau meets the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system). Mr. Guttau does not serve as a director of any other company having a class of securities registered under Section 12 of the Exchange Act, or subject to Section 15(d) of the Exchange Act, nor does he serve as a director of an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Mr. Guttau's address is 10868 189th Street, Council Bluffs, Iowa 51503.

Additional information regarding our Board and our Series A, Series B and Series C Directors is set forth below under the sections entitled “Board of Directors and Corporate Governance.”

Vote Required

Members may not vote for more than the one Series A Director nominee above. To be elected a Series A Director, the nominee must receive the favorable vote of the majority of Series A Units entitled to vote and represented in person or by proxy at the 2015 Annual Meeting. Because a majority of units entitled to vote on the matter is required to approve Proposal 1, proxies or ballots marked to “withhold authority” will be treated as a vote against this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE SERIES A MEMBERS VOTE “FOR” THE ELECTION OF MR. MICHAEL K. GUTTAU AS SERIES A DIRECTOR FOR A FOUR-YEAR TERM.

PROPOSAL 2
CONDUCT AN ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our members with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”).

As described more fully in the “Executive Compensation” section of this Proxy Statement, our compensation policies are designed to align our executives' compensation with both our business objectives and the interests of our members. We also seek to provide compensation policies that attract, motivate and retain key executives who are critical to our success. A significant portion of the compensation we provide to our executives is directly related to our financial performance and member value.

We urge our members to read the “Executive Compensation” section of this Proxy Statement for a more thorough discussion of our compensation philosophy, including the design and objectives of our elements of compensation. We also recommend that our members review the application of our compensation philosophy and the elements of compensation provided to each Named Executive Officer as reflected in the discussion and tables included in the “Executive Compensation” section of this Proxy Statement.

We believe that our compensation policies and procedures are reasonable based on the size and complexity of the Company and its operations and that our executive compensation policies are designed appropriately and are functioning as intended to produce long-term value for our members. Accordingly, we are asking our members to approve the overall application of our compensation policies to our Named Executive Officers through this advisory vote. The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our Named Executive Officers and the policies and procedures described in this Proxy Statement.

For the reasons stated above, our Board recommends that members vote FOR the following advisory resolution at our 2015 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for our 2015 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion, is hereby APPROVED.”

Advisory Vote

Members are not ultimately voting to approve or disapprove our Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our Named Executive Officers, or otherwise. The Corporate Governance/Compensation Committee and our Board expect to take into account the outcome of the member advisory vote when considering future executive compensation decisions.

Vote Required

The affirmative vote of a majority of the units represented at the 2015 Annual Meeting and entitled to vote on the matter is required for the approval of the proposal. Because a majority of units entitled to vote on the matter is required to approve Proposal 2, abstentions will be treated as a vote against this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Leadership Structure
We are managed by a Chief Executive Officer who is separate from the Chairman of the Board. Brian T. Cahill is our General Manager/Chief Executive Officer, while Karol D. King is our Chairman of the Board. We have determined that the current separation of the two roles allows our Chief Executive Officer to manage our day to day operations while allowing our Chairman to focus on leading our Board in its duty to act in the best interest of the Company and its members. We believe this leadership structure allows our Board to best focus on its oversight role and provide us a perspective that is independent from that of our management. While we do not have a policy mandating the leadership structure aside from our Operating Agreement, our Board reserves the right to determine the appropriate leadership structure from time to time.

Board Role in Risk Oversight

Although management is responsible for the day-to-day management of risks to the Company, our Board provides broad oversight of the Company’s risk management programs. In this oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning and that the systems and processes in place will bring to its attention the material risks facing the Company in order to permit the Board to effectively oversee the management of these risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our full Board in the risk oversight process allows our Board to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for the Company. Our Board regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, business continuity planning, succession planning, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our Board provides broad oversight of the Company’s risk management processes, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to our entire Board. Principally, the Risk Management Committee assists our Board in identifying and quantifying methods of mitigating or eliminating risk, principally those relating to commodity prices. In addition, the Audit Committee focuses on assessing and mitigating financial risk, including internal controls. The Corporate Governance/Compensation Committee also strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure provides appropriate checks and balances against undue risk taking.

Directors
Our Series A Directors are nominated by our Board, following consideration by our Board’s Nominating Committee, and then elected by our Series A Members. The two Series B Directors and the Series C Director are appointed by Bunge North America, Inc. (“Bunge”) and ICM, Inc. (“ICM”), respectively, under the terms of our Operating Agreement.

The chart below lists the directors whose terms continue after the 2015 Annual Meeting and also includes the Series A Director nominee, Mr. Guttau. The directors listed below under “Independent Directors” meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system) (“Independent Directors”). “Interested Directors” are those listed below who do not meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system). The address for all directors is 10868 189th Street, Council Bluffs, Iowa 51503. None of the directors listed below currently serve on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor have any of our directors served as directors of an investment company registered under the Investment Company Act. Under our Operating Agreement, the Series A Directors’ terms are staggered such that one director is up for election every year.

Independent Directors

Name and Age	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Karol D. King, 67	Series A Director and Chairman	Term expires 2017, Director since November, 2006
Corn, popcorn and soybean farmer near Mondamin, Iowa, since 1967; President, King Agri Sales, Inc. (marketer of chemicals, fertilizer and equipment) since 1995; President, Kelly Lane Trucking, LLC, since 2007.  Mr. King attended Iowa State University and has served on the Harrison County Farm Bureau Board, the Iowa Corn Growers Board, the Iowa Corn Promotion Board, the US Feed Grains Council Board, the National Gasohol Commission, and the National Corn Growers Association Board.

Theodore V. Bauer, 62	Series A Director, Secretary and Treasurer	Term expires 2016, Director since March 2005; Officer since November 2006
Director, Secretary and Treasurer of the Company; President of Lake Anita Farms, LLC, which owns farmland in Cass County, Iowa, since 2012; Owner and operator of a farming operation near Audubon, Iowa since 1977; Co-Founder and Director from 2005 to 2007, Templeton Rye Spirits LLC; Director, Iowa Quality Producers Alliance, since 2003; Vice President, West Central Iowa Rural Water, from 2002 to 2007.  Mr. Bauer has an Ag Business degree from Iowa State University and is a graduate of the Texas A&M TEPAP program.

Hubert M. Houser, 72	Series A Director	Term expires 2018, Director since 2005
Lifetime owner of farm and cow-calf operation located near Carson, Iowa.  Mr. Houser has served in the Iowa Legislature since 1992, first in the House of Representatives and currently in the Senate (since 2002).  Mr. Houser also served on the Pottawattamie County Board of Supervisors from 1978 to 1992, served as a director of the Riverbend Industrial Park, and was a founder of the Iowa Western Development Association and Golden Hills RC&D.

Michael K. Guttau, 68	Series A Director	Term expires 2015, Director since 2007
Council of Federal Home Loan Banks, Washington, D.C.: Chairman from 2008 to 2009; Federal Home Loan Bank of Des Moines: Chairman 2008-2012, Vice Chairman, Chairman of Audit Committee and Chairman of Risk Management Committee from 2004 to 2007; since 1972, various positions with Treynor State Bank, T.S. Banking Group, currently Chairman of the Board; Chairman, Iowa Bankers Association since 2014; Superintendent of Banking, Iowa Division of Banking, from 1995 to 1999; Director, Iowa Bankers Association, Iowa Bankers Mortgage Corporation, Iowa Student Loan Liquidity Corp., Iowa Business Development Finance Corp. and Iowa Seed Capital Liquidation Corp.; President, Southwest Iowa Bank Administration Institute; Past Chairman, ABA Community Bankers from 1991 to 1992. Mr. Guttau received his B.S., Farm Operations, from Iowa State University in 1969 and completed numerous U.S. Army education programs from 1969 to 1978. Mr. Guttau is the 2010 recipient of the James Leach Bank Leadership Award.

Interested Directors

Name and Age	Position(s) Held with the Company	Term of Office† and Length of Time Served	Principal Occupation(s) During Past 5 Years

Eric J. Heismeyer, 41‡	Series B Director	Since March 17, 2014
VP and Commercial Manager of Bunge-Milling since December 2013; VP-Agribusiness Services of Bunge North America from October 2011 until November 2013; and Director of Merchandising of POET Nutrition, a division of POET located in Sioux Falls, SD from March 2008 until October 2011.

Matthew K. Gibson, 43‡	Series B Director and Vice Chairman	Since November 15, 2013
Vice-President and General Manager, Bunge North America Grain Division since October 2013. Prior to this current role, Mr. Gibson served in various management and trading positions with Gavilon Grain from 2007 until October 2013; various management and trading positions with ConAgra Trade Group from 1999 until 2006; and various trader and merchandising roles with Continental Grain Co. from 1995 until 1998. He holds a Bachelor of Science in Agricultural Economics from Texas Tech University.

Andrew J. Bulloch, 50‡	Series C Director	Since August 20, 2013
Chief Financial Officer of ICM since 2006. Mr. Bulloch also serves as a board member for three other companies on behalf of ICM. Prior to joining ICM, Mr. Bulloch spent six years in public accounting, where he served as a senior manager in the KPMG audit department. Mr. Bulloch has held various financial leadership positions with Thorn Americas (dba Rent-A-Center), Bombardier (Learjet division), Coleman and LSI Logic. Mr. Bulloch is a certified public accountant (CPA), and a graduate of Kansas State University with a Bachelor's degree in Accounting and Finance. He is a member of the American Institute of Certified Public Accountants (AICPA). In 2011, he received a CFO of the Year award for his accomplishments at ICM. The award is sponsored by the Wichita Business Journal.

______________________________________

† The Interested Directors’ terms do not have a specified number of years, as these directors are nominated by the Series B Member and the Series C Member, as discussed below under the section entitled “Certain Relationships and Related Transactions.”
‡ The information provided below under the section entitled “Certain Relationships and Related Transactions,” respecting the election of Messrs. Bulloch, Gibson and Heismeyer as directors, is incorporated into this section by reference.

Former Directors

The following individual is a former Series B Director that resigned during Fiscal 2014. Mr. Meyerle did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices. The resignation of Mr. Meyerle resulted from a change of position with Bunge. Mr. Meyerle provided outstanding service to the Company and its members during his tenure as a director of the Company and his contributions are greatly appreciated.

Former Series B Directors

Aaron A. Meyerle served as a Series B Director from July 2013 until his resignation effective February 21, 2014. During his tenure as a Series B Director, Mr. Meyerle served as General Manager, EGT, LLC, an affiliate of Bunge North America. Prior to that, Mr. Meyerle served as Regional manager, Bunge North America Oilseed Processing Division from March 2013 until November 2013. Before joining Bunge North America, Mr. Meyerle served in various management positions with Archer Daniels Midland from September 2006 until August 2012. Mr. Meyerle received a Bachelor of Science in Business Administration degree from the University of Nebraska-Lincoln.

Director Qualifications

The table below discusses the experiences, qualifications and skills of each of our directors which led to the conclusion that they should serve as directors of the Company.

Director	Experiences, Qualifications and Skills

Series A Directors	Elected by Series A Unit Holders
Theodore V. Bauer
Mr. Bauer’s background as a farmer and agribusinessman, as well as his past service on a number of civic and corporate boards, including the Iowa Quality Producers Alliance, an organization devoted to value-added agriculture and rural economic development, are important factors qualifying Mr. Bauer as one of the Board’s Series A independent directors.

Michael K. Guttau
Mr. Guttau was recruited to serve as an independent Series A Board member and as the Audit Committee Financial expert given his background and experience as a banking executive and board member of a number of banking and civic organizations.  Mr. Guttau’s experience includes more than 30 years as a rural banker, providing a long-term view of agriculture and ag-related businesses.

Hubert M. Houser
Senator Houser brings to our Board more than 30 years of experience as a member of the Iowa legislature and the county board in which the Company is located.  During his career, Senator Houser has developed a reputation as a leader in rural economic development.  He provides significant assistance to our Board in the Company’s interaction with all levels of local and state government and also provides a long-term view of the further development of SIRE’s site and business.

Karol D. King
Mr. King, our Board’s Chairman and an independent director elected by Series A members, has a long career as a farmer and owner of a number of ag-related business.  In addition, Mr. King has held leadership positions in numerous local and national ag producer groups, in particular the Iowa and National Corn Growers Associations.  In these capacities he has participated in the development of the ethanol industry.

Series B Directors	Appointed by Bunge
Eric J. Heismeyer[1]
Mr. Heismeyer has more than 17 years of experience in management and commercial roles in the agri-business industry. Currently, he is the VP and Commercial Manager of Bunge-Milling, a role he has held sinc December 2013.

Matthew K. Gibson
Mr. Gibson has more than 18 years of experience in management and commodity trading roles in the grain industry. Currently, Mr. Gibson is the Vice President and General Manager for Bunge North America's Grain Division.

Series C Directors	Appointed by ICM
Andrew J. Bulloch
Mr. Bulloch is the Chief Financial Officer of ICM, a leader in the renewable fuel industry. He also serves as a board member for three other companies on behalf of ICM. Prior to joining ICM, Mr. Bulloch gained vast experience in multiple industries within the private and public accounting sectors. Mr. Bulloch is a certified public accountant (CPA) and a member of the American Institute of Certified Public Accountants (AICPA).

_________________________

[1]	Bunge appointed Mr. Heismeyer as one of our Series B Directors effective March 17, 2014 upon the resignation of Aaron A. Meyerle.

Code of Ethics
The Company adopted a Code of Ethics that applies to its directors, executive officers and employees (including our principal executive officer, principal financial officer, controller and senior financial officers) effective January 16, 2009. Our Board amended the Code of Ethics on October 19, 2012. The Code of Ethics is available in the “Investor Relations” section of our website at www.sireethanol.com. We will disclose amendments to, or waivers of, certain provisions of our Code of Ethics relating to our principal executive officer, principal financial officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver.

Board Committees
Our Board has standing Audit, Corporate Governance/Compensation, Nominating, and Risk Management Committees.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which operates under a written charter (the “Audit Committee Charter”). The following directors currently serve as members, and served as members during Fiscal 2014, of the Audit Committee: Michael K. Guttau (Chair), Theodore V. Bauer and Karol D. King. All of the members of the Audit Committee meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system). Our Board has determined that Mr. Guttau is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K under the Exchange Act. Among other things, the Audit Committee has the authority to appoint and supervise our independent registered public accounting firm and is primarily responsible for approving the services performed by our independent registered public accounting firm and for reviewing and evaluating our accounting principles and system of internal accounting controls. A copy of the Audit Committee Charter is available on our website at www.sireethanol.com in the “Investor Relations” section.

Nominating Committee

The Nominating Committee operates under a written charter (the “Nominating Committee Charter”), which is available on our website at www.sireethanol.com in the “Investor Relations” section. Our Board amended the Nominating Committee Charter on November 15, 2013. The Nominating Committee Charter provides that the Nominating Committee will identify individuals qualified to become Board members for election by our Series A Members, to recommend to our Board persons to fill Board vacancies or to stand for election by members and to recommend to our Board nominees for each Board committee, including a financial expert to serve on the Audit Committee. The following directors currently serve as members, and served as members during Fiscal 2014, of the Nominating Committee: Hubert M. Houser (Chair), Theodore V. Bauer, Michael K. Guttau and Karol D. King, all of whom meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).

The Nominating Committee believes that having directors with relevant experience in business and industry, government, finance and other areas is beneficial to our Board as a whole. Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all directors or prospective nominees.

With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it, including the latest Board evaluations for such persons, if any, and assesses their continued ability and willingness to serve as a director. The Nominating Committee also assesses such persons’ contributions in light of the mix of skills and experience the Nominating Committee deems appropriate for our Board. With respect to nominations of new directors, the Nominating Committee will conduct a thorough search to identify candidates based upon criteria the Nominating Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members. Prospective nominees are not discriminated against on the basis of age, gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Nominating Committee then reviews selected candidates and makes a recommendation to our Board. The Nominating Committee may seek input from other Board members or senior management in identifying candidates.

The Nominating Committee Charter provides that the Nominating Committee will consider director candidates recommended by members the same way it evaluates other individuals for nomination as a new director, provided that member nominations for directors must be made in accordance with our Operating Agreement (see the section below entitled “Member Proposals for the 2015 Annual Meeting”).

Corporate Governance/Compensation Committee

The Corporate Governance/Compensation Committee operates under a written charter the (“Governance/ Compensation Committee Charter”) which is available on our website at www.sireethanol.com in the “Investor Relations” section. Our Board amended the Corporate Governance/Compensation Committee Charter on November 15, 2013. The Governance/Compensation Committee Charter provides that the Corporate Governance/Compensation Committee will annually review and approve our compensation programs for our directors, officers and managers. The Corporate Governance/Compensation Committee Charter does not exclude from the Corporate Governance/Compensation Committee’s membership directors who also serve as officers or Interested Directors. The Corporate Governance/Compensation Committee’s membership currently consists of Messrs. Bauer

(Chair), Heismeyer, and King.  As discussed above, Mr. Heismeyer is considered an interested director. Prior to the resignation of Mr. Meyerle on February 21, 2014, the Corporate Governance/Compensation Committee membership consisted of Messrs. Bauer (Chair), Meyerle and King.

Risk Management Committee

The Risk Management Committee operates under a written charter (the “Risk Management Committee Charter”) and makes recommendations to our Board relating to methods of effectively managing the Company’s physical assets, contractual commitments, seeking market opportunities and adding value to the Company’s operating facility. The Risk Management Committee also assists our Board in identifying and quantifying methods of mitigating or eliminating risk, including those relating to commodity prices. The current members of the Risk Management Committee are Messrs. Gibson (Chair), Bulloch, Guttau and Houser. The Risk Management Committee Charter provides that our Board may appoint members of management and consultants to serve on the Risk Management Committee as non-voting members. Currently, Brian T. Cahill, our General Manager and Chief Executive Officer, serves on the Risk Management Committee as a non-voting member.

Board and Committee Meetings

During Fiscal 2014, our Board held 16 meetings. In addition, the Audit Committee held 5 meetings, the Corporate Governance/Compensation Committee held 5 meetings, the Risk Management Committee held 12 meetings and the Nominating Committee held 2 meetings. Each currently seated director attended at least 88% or more of the meetings of the Board during Fiscal 2014. Each current seated director, with the exception of one (who attended one of two meetings of a Board committee meeting on which he served) attended 100% of the meetings of the Board committees on which he served.
COMPENSATION OF DIRECTORS

We do not provide our directors with any equity or equity option awards, nor any non-equity incentive payments or deferred compensation. Similarly, we do not provide our directors with any other perquisites, “gross-ups,” defined contribution plans, consulting fees, life insurance premium payments or otherwise. Following a recommendation by the Corporate Governance/Compensation Committee and subsequent approval by our Board on March 18, 2011, we pay our directors the following amounts (collectively, the “Compensation Policy”): (i) each director receives an annual retainer of $12,000, (ii) each director receives $1,000 per scheduled Board meeting attended (whether in person or telephonic), and (iii) each director will receive $3,000 per Board meeting attended if the regular scheduled board meetings change to meetings on a quarterly basis (whether in person or telephonic); provided that the foregoing amounts under items (i) - (iii) shall not exceed $24,000 per director in any calendar year. Additionally, the following amounts are paid to directors for specified services: (i) the Chairman of the Board is paid $7,500 per year, (ii) the Chairman of the Audit Committee and Audit Committee Financial Expert is paid $5,000 per year, (iii) the Chairmen of all other Committees are paid $2,500 per year, and (iv) the Secretary of the Board is paid $2,500 per year.

Commencing January 2015, regularly scheduled meetings of the Board of Directors will be held on a quarterly basis rather than on a monthly basis and, therefore, the director fees relating to quarterly meetings will be applicable.

Mr. Bauer serves as Secretary of the Board and he also serves as Secretary and Treasurer of the Company. Mr. Bauer is not separately compensated for his role as Secretary and Treasurer of the Company, other than the compensation received for his roles on our Board.

Independent Directors

The following table lists the compensation we paid in Fiscal 2014 to our Independent Directors.

Name	Fee Earned or Paid in Cash	All Other Compensation	Equity or Non-Equity Incentives	Total

Theodore V. Bauer	$29,000	$0	$0	$29,000
Hubert M. Houser	$26,500	$0	$0	$26,500
Karol D. King	$31,500	$0	$0	$31,500
Michael K. Guttau	$29,000	$0	$0	$29,000

Interested Directors
The following table lists the compensation we paid in Fiscal 2014 to our Interested Directors. The fees payable to the Interested Directors are paid directly to their corporate employers at such directors’ request, and the Interested Directors do not receive any compensation from us for their service as directors.

Name	Fee Earned or Paid in Cash	All Other Compensation	Equity or Non-Equity Incentives	Total

Aaron A. Meyerle[1]	$11,000	$0	$0	$11,000
Eric J. Heismeyer[1]	$13,000	$0	$0	$13,000
Andrew J. Bulloch	$23,000	$0	$0	$23,000
Matthew K. Gibson	$19,500	$0	$0	$19,500

1Our Series B Member appointed Mr. Heismeyer to replace Mr. Meyerle as one of the Series B Directors effective March 17, 2014 and therefore, the director fees received by Messrs. Meyerle and Heismeyer and in Fiscal 2014 reflect less than full year-amounts.

EXECUTIVE COMPENSATION

Executive Officers and Key Employee

The table below lists all of our executive officers and one key employee, the plant manager. The address for all of the individuals identified below is 10868 189th Street, Council Bluffs, Iowa 51503. There are no arrangements or understandings between any of the Company’s executive officers and any other persons pursuant to which he or she was selected as an executive officer. None of the individuals listed below currently serves on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor have any of our officers served as directors of an investment company registered under the Investment Company Act.

Name and Age	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Past 5 Years
Brian T. Cahill, 61	General Manager and Chief Executive Officer	Since September, 2009
Executive Vice President, Distillery Innovations Segment, MGP Ingredients, Inc. (“MGP”) (a public company, which provides services in the development, production and marketing of naturally-derived specialty ingredients and alcohol products) from 2007 to 2008; CFO/Vice President of Finance and Administration, MGP, from 2002 to 2007; General Manager, MGP, from 1992 to 2002. Mr. Cahill received a Bachelor of Science in Accounting from Bradley University and is a Certified Public Accountant.

Brett L. Frevert, 52	Chief Financial Officer	Since June, 2012
Managing Director of CFO Systems, LLC (“CFO Systems”), which he founded, since 2004. During that time he has served as CFO of several Midwestern companies, including SEC registrants and private companies, including ethanol and other renewable fuels companies. Prior to founding CFO Systems, Mr. Frevert was Chief Financial Officer of a regional real estate firm and also served as Interim Chief Financial Officer of First Data Europe. Mr. Frevert began his career with Deloitte & Touche, serving primarily SEC-registered clients in the food and insurance industries.

Daniel D. Wych, 39	Plant Manager	Since April, 2008
Operations/Fermentation Coordinator, U.S. Bio Energy/VerSun Energy (a public company which produces ethanol and co-products from corn) from 2006 to 2008; Plant Manager, United Bio Energy (a company that provides services for ethanol plants) in 2006; Production Manager, Little Sioux Corn Processors (a company which produces ethanol and co-products from corn) from 2005 to 2006; Operations/Lab/Safety Manager, Quad County Corn Processors (a company which produces ethanol and co-products from corn) from 2000 to 2005. Mr. Wych attended Iowa Lakes Community College and completed over 60+ credit hours within their Associated Arts Program.

Compensation of Executive Officers

Pursuant to the Governance/Compensation Charter, the Corporate Governance/Compensation Committee approves the compensation terms for our executive officers and all adjustments to the compensation terms. During the fiscal year ended September 30, 2010 (“Fiscal 2010”), the Corporate Governance/Compensation Committee engaged an independent compensation consultant (the “Consultant”) to evaluate the compensation of its executive officers in relation to other executive officers in comparable positions in the industry.
Additionally, during Fiscal 2010, the Corporate Governance/Compensation Committee met with the Consultant to develop a company-wide compensation philosophy based on comparable market data and the establishment of a management evaluation process.  Our compensation philosophy provides that the compensation of our senior executives is designed to achieve the following objectives: (i) align the interests of the executive officers and our unit holders; (ii) attract, retain and motivate high caliber executive officers; and (iii) pay for performance by linking a significant amount of executive compensation to individual contribution to selected metrics of our business plan.  The following are the main elements of compensation for our executive officers.

•	Base Salary: A portion of annual cash compensation is paid as base salary to provide a level of security and stability.
•
Annual Cash Incentive: We expect that a significant portion of the annual cash compensation paid to the executive officers will be directly related to the achievement of individual performance goals and contributions.  Awards were available for Fiscal 2014 and were paid to employees in November 2014.

•
Long-Term Incentive Compensation:  Our Board of Directors adopted an Equity Incentive Plan (the “Plan”) in June 2010 to allow any officer or employee of the Company to share in our value through the issuance, from time to time, of Equity Participation Units (“Equity Participation Units”) and/or Unit Appreciation Rights (“Unit Appreciation Right”).  Each award will be granted pursuant to an individual award agreement, which will set forth the number of units or rights granted, the book value of our Series A Units as of the grant date for purposes of valuing each Equity Participation Unit or Unit Appreciation Right, the fiscal year for which the Equity Participation Unit or Unit Appreciation Right is granted, and any In-Service Payment Date (as defined in the Plan).  The Corporate Governance/Compensation Committee is responsible for designing, reviewing and overseeing the administration of the Plan and all awards are recommended by the Corporate Governance/Compensation Committee and then approved by our Board. During Fiscal 2014, the Corporate Governance/Compensation Committee received input from the Consultant with respect to expanding awards under the Plan to additional employees.

•
Retirement and Welfare Benefits:  We sponsor both a standard 401(k) and Roth 401(k) plan. To be eligible to participate, a new hire is eligible to participate beginning their start date. While eligible employees are given an option to enroll, those who do not choose either “yes” or “no” are automatically enrolled in the standard 401(k) plan at 3% withholding.  Under the program, we match the first 3%, and ½ of the next 2%, of the employee’s contributions.  Each participant picks his or her own investment strategy-either the planned grouping of investments or individually selected investments.  We have implemented a basic benefits plan for all full time employees, including medical, dental, life insurance and disability coverage.

Agreements with Our Executive Officers
CEO Employment Agreement
On August 27, 2009, we entered into a letter agreement with Brian T. Cahill which summarizes the basic terms of his employment (the “CEO Employment Agreement”). Pursuant to the terms of the CEO Employment Agreement, Mr. Cahill’s initial annual calendar year base salary was $180,000 with future salary increases based on both Mr. Cahill’s individual performance and the Company’s performance and determined in accordance with our Board compensation policy. Mr. Cahill’s calendar year base salary for 2014 was $215,000. The CEO Employment Agreement also provides that Mr. Cahill is eligible to participate in our short-term and long-term incentive programs and provides Mr. Cahill with the use of a company car.
CFO Systems Letter Agreement
Effective June 22, 2012, we entered into a letter agreement with CFO Systems and Brett L. Frevert. Under the letter agreement CFO Systems will provide financial and consulting services to us at rates of $75 to $150 per hour depending on the level of expertise involved. The services will include providing Controller and Chief Financial Officer duties and other financial and accounting expertise on a time share basis. In connection with the letter agreement, Mr. Frevert agreed to serve as our Chief Financial Officer. We were charged $322,618 for the services provided by CFO Systems during Fiscal 2014, which included Mr. Frevert's services and controller and other professionals' services.

Summary Compensation Table

The following table provides all compensation paid to or earned by our Named Executive Officers in Fiscal 2013 and 2014.   The executive officers included in this “Summary Compensation Table” are collectively referred to as our “Named Executive Officers”.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	All Other Income	Total ($)

Brian T. Cahill, President and CEO	2014	$212,307	$38,068	$35,000	$5,294[2]	$290,669

	2013	$202,577	$39,200	$35,000	$15,527[2]	$292,304

Brett L. Frevert, Chief Financial Officer[3]	2014	--	--	--	$129,566	$129,566

	2013	--	--	--	$75,450	$75,450
 ___________________________

1
Mr. Cahill was awarded 11.06 Equity Participation Units on December 19, 2013 (Fiscal 2014) valued at $3,164.74 per unit, the book value of our units, or $35,000 in the aggregate, as of the grant date and 9.66 Equity Participation Units on November 16, 2012 (Fiscal 2013) valued at $3,622.96 per unit, the book value of our units, or $35,000 in the aggregate, as of the grant date.  No portion of the Equity Participation Units vest until the third anniversary of the grant date, subject to certain events which may result in accelerated vesting. Mr. Cahill receives no benefit from the Equity Participation Units until they vest and the amount shown does not correspond to the actual value that will be recognized by Mr. Cahill.  As described in footnote 8 to the Company’s audited financial statements for the year ended September 30, 2014, the Equity Participation Units are valued at book value.

2
The amount reflected includes income attributed to Mr. Cahill’s personal use of the Company-provided car in the amount of $3,069 and $9,971 for Fiscal 2014 and Fiscal 2013, respectively, and additional payments of $1,140 and $5,556, respectively, in respect of taxes incurred by Mr. Cahill for such personal use of the Company car.

3	Mr. Frevert serves as the Company’s principal financial officer and principal accounting officer. Mr. Frevert began serving as our Chief Financial Officer in June 2012.

Outstanding Equity Participation Awards at Fiscal 2014 Year-End

The following table provides information concerning outstanding equity participation awards held by our Named Executive Officers as of September 30, 2014. As disclosed above, Mr. Cahill was awarded Equity Participation Units under the Plan of which 5.11 units vested on December 17, 2013, 9.44 units will vest on December 24, 2014, 9.66 units will vest on November 16, 2015, and 11.06 units will vest on December 19, 2016.

Name and Principal Position	Date Granted	Vesting Date	Number of Unvested Units	Market Value of Unvested Units[1]
Brian T. Cahill, President and CEO
	November 24, 2011	November 24, 2014	9.44	$72,482

	November 16, 2012	November 16, 2015	9.66	$74,172

	November 19, 2013	November 19, 2016	11.06	$84,921

1 The market value of Mr. Cahill’s unvested Equity Participation Units was calculated by multiplying the number of unvested Equity Participation Units by the book value of the Company’s Class A Units as of September 30, 2014. The aggregate market value of all of Mr. Cahill’s unvested Equity Participation Units as of September 30, 2014 was $231,575.

INDEPENDENT PUBLIC ACCOUNTANTS

Our Board voted in favor of the appointment of McGladrey, LLP (“McGladrey”) to serve as our independent public accounting firm (“independent auditor”) for the fiscal year ending September 30, 2015. A representative of McGladrey is expected to be present at the 2015 Annual Meeting with an opportunity to make a statement, and will be available to respond to appropriate questions.

Independent Public Accountant Fees and Services
The following table presents fees paid for professional services rendered by, McGladrey, our independent auditor, during Fiscal 2014 and the fiscal year ended September 30, 2013 (“Fiscal 2013”):

Fee Category	Fiscal 2014 Fees	Fiscal 2013 Fees

Audit Fees	$132,440	$127,500

Tax Fees	$35,723	$59,251

All Other Fees	$0	$5,000

Total Fees	$168,163	$191,751

Audit Fees are for professional services rendered by McGladrey for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports and services that are normally provided by McGladrey in connection with statutory and regulatory filings or engagements, including review of SEC registration statements and related correspondence.
Tax Fees are for professional services rendered by McGladrey, for tax compliance, tax advice and tax planning and include preparation of federal and state income tax returns, and other tax research, consultation, correspondence and advice.
All Other Fees are for services other than the services reported above.
The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of McGladrey.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE
Members should be aware that under Securities and Exchange Commission rules, the following report issued by the Audit Committee relating to certain of its activities during Fiscal 2014 is not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced.

The Audit Committee has reviewed and discussed the audited financial statements for Fiscal 2014 with management and discussed other matters related to the audit with the independent auditor. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee met with the independent auditor, with and without management present, and discussed with the independent auditor matters required to be discussed by PCAOB Auditing Standard No. 16 as amended (Communication with Audit Committees). The independent auditor also provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Regarding Independence) and the Audit Committee discussed with the independent auditor the firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditor, and the Audit Committee’s review of representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that our Board include the audited financial statements in our Annual Report on Form 10-K for Fiscal 2014.

AUDIT COMMITTEE:
Michael K. Guttau, Chair
Theodore V. Bauer
Karol D. King

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bunge

On November 1, 2006, in consideration of its agreement to invest $20,004,000 in the Company, Bunge purchased the only issued and outstanding Series B Units under an arrangement whereby: (i) we would enter into various agreements with Bunge or its affiliates discussed below for management, marketing and other services, and (ii) Bunge has the right to elect a number of Series B Directors which are proportionate to the number of Series B Units owned by Bunge, as compared to all units.   Bunge currently has the right to appoint two (2) Series B Directors. Eric J. Heismeyer and Matthew K. Gibson are the current Series B Directors appointed by Bunge.
Under our Operating Agreement we may not, without Bunge’s approval (i) issue additional Series B Units, (ii) create any additional series of units with rights which are superior to the Series B Units, (iii) modify our Operating Agreement to adversely impact the rights of Series B Unit holders, (iv) change its status from one which is managed by managers, or vice versa, (v) repurchase or redeem any Series B Units, (vi) take any action which would cause a bankruptcy, or (vii) approve a transfer of units allowing the transferee to hold more than 17% of the Company’s units or to a transferee which is a direct competitor of Bunge. In addition, our Operating Agreement also grants Bunge as a Series B Member and as a Series U Member (if Bunge is issued any Series U Units pursuant to the Bunge Note described below) the right to purchase its pro-rata share of any securities we issue.
The Company sells Bunge all of the ethanol produced at its facility, and Bunge purchases the same. Sales are subject to the Ethanol Agreement, which expires January 31, 2015.  The Company pays Bunge a per-gallon fee for ethanol sold by Bunge, subject to a minimum annual fee of $750,000 and adjusted according to specified indexes after three years.  The Company has incurred expenses of $1.4 million and $1.4 million during the twelve months ended September 30, 2014 and 2013, respectively, under the Ethanol Agreement.
Under a Risk Management Services Agreement effective January 1, 2009, Bunge agreed to provide the Company with assistance in managing its commodity price risks for a quarterly fee of $75,000.  The Risk Management Services Agreement has an initial term of three years and automatically renews for successive three year terms, unless one party provides the other notice of their election to terminate 180 days prior to the end of the term.  Expenses under the Risk Management Services Agreement for the years ended September 30, 2014 and 2013 were $300,000.
The Company has executed a Railcar Agreement with Bunge for the lease of 325 ethanol cars and 300 hopper cars which are used for the delivery and marketing of ethanol and distillers grains.  Under the Railcar Agreement, the Company leases railcars for terms lasting 120 months and continuing on a month to month basis thereafter.  The Railcar Agreement will terminate upon the expiration of all railcar leases.  Pursuant to the terms of a side letter to the Railcar Agreement, we sublease cars back to Bunge from time to time when the cars are not in use in our operations. Expenses under this agreement for the twelve months ended September 30, 2014 and 2013 were $5.4 million,  The Company entered into a one year sublease for 147 hoppers with Bunge that will expire September 14, 2015. The Company also has a sublease for 54 hopper cars to Gavilon Ingredients, LLC which expires March 25, 2019. Upon expiration of the sublease, the Company will continue to work with Bunge to determine the need for ethanol and hopper cars in light of the current market conditions, and the expected conditions in 2015. The Company believes we will be able to fully utilize our fleet of hopper cars in the future, to allow us to cost-effectively ship distillers grains to distant markets, primarily the export markets.
The Company entered into a Distillers Grain Purchase Agreement dated October 13, 2006, as amended (“DG Agreement”) with Bunge, under which Bunge is obligated to purchase from the Company and the Company is obligated to sell to Bunge all distillers grains produced at the Facility.  If the Company finds another purchaser for distillers grains offering a better price for the same grade, quality, quantity, and delivery period, it can ask Bunge to either market directly to the other purchaser or market to another purchaser on the same terms and pricing. The initial ten year term of the DG Agreement began February 1, 2009.  The DG Agreement automatically renews for additional three year terms unless one party provides the other party with notice of election to not renew 180 days or more prior to expiration.
Under the DG Agreement, Bunge pays the Company a purchase price equal to the sales price minus the marketing fee and transportation costs.  The sales price is the price received by Bunge in a contract consistent with the DG Marketing Policy or the spot price agreed to between Bunge and the Company.  Bunge receives a marketing fee consisting of a percentage of the net sales price, subject to a minimum yearly payment of $150,000.  Net sales price is the sales price less the transportation costs and rail lease charges.    The Company expensed $1.9 million and $2.4 million in fees during Fiscal 2014 and 2013.
On August 26, 2009, in connection with the original issuance of the Bunge Note, the Company also executed a Bunge Agreement-Equity Matters (the “Bunge Equity Agreement”), which was subsequently amended on June 17, 2010 and then assigned by Holdings to Bunge effective September 28, 2012. The Bunge Equity Agreement provides that (i) Bunge has preemptive rights to purchase new securities in the Company, and (ii) the Company is required to redeem any Series U Units held by Bunge with 76% of the proceeds received by the Company from the issuance of equity or debt securities.
The Company is a party to a Grain Feedstock Supply Agreement (the “Supply Agreement”) with Bunge.   Under the Supply Agreement, Bunge provides the Company with all of the corn it needs to operate our ethanol plant, and the Company has agreed to only purchase corn from Bunge.  Bunge provides grain originators who work at the Facility for purposes of fulfilling its obligations under the Supply Agreement.  The Company pays Bunge a per-bushel fee for corn procured by Bunge for the Company under the Supply Agreement, subject to a minimum annual fee of $675,000 and adjustments according to specified indexes after three years.  The term of the Supply Agreement is ten years, subject to earlier termination upon specified events. The annual expenses were $1.3 million and $1.2 million for the fiscal years ended September 30, 2014 and 2013, respectively.
On November 12, 2010, the Company entered into a Corn Oil Agency Agreement with Bunge to market its corn oil (the “Corn Oil Agency Agreement”).  The Corn Oil Agency Agreement has an initial term of three years and will automatically renew for successive three-year terms unless one party provides the other notice of their election to terminate 180 days prior to the end of the term.  Expenses under this agreement for the twelve months ended September 30, 2014 and 2013 were $0.2 million.
The Company and Bunge have also entered into certain term and revolving credit facilities. Effective June 23, 2014, the Company amended and restated its Subordinated Term Loan Note by and between the Company and Bunge (the “Bunge Term Loan Note”). The Bunge Term Loan Note provides a loan in the principal amount of $19,517,137 and matures on July 1, 2023. Interest under the Bunge Term Loan Note payable is calculated at a rate of Six and One Quarter Percent (6.25%) over LIBOR. Interest under the Bunge Term Loan Note is due and payable quarterly commencing on September 30, 2014. The Company has the option to pay interest in-kind by adding the interest due to the outstanding principal. The Company may prepay any or all of the outstanding principal balance on the Bunge Term Loan Note at any time with thirty (30) days prior written notice to Bunge without penalty or premium. Bunge may convert any or all of a portion of the outstanding principal to Series U Units of the Company at a price of $3,000 per unit at its option upon fifteen (15) days prior notice to the Company by Bunge. As part of the amendment and restatement, the Company paid a total of $19,922,241 of principal and accrued interest on the outstanding loan, extended the term as indicated and reduced the interest rate from Seven and One Half Percent (7.5%) over LIBOR to the indicated rate.
The Company recorded $2.5 million and $2.9 million of interest expense on the Bunge Term Loan Notes in the years ended September 30, 2014 and 2013, respectively. On November 21, 2014, the Company gave written notice to Bunge that it would make payment in full on the Bunge Term Loan Note on December 22, 2014.
    The Company had a revolving note with Bunge, which was terminated June 23, 2014.
ICM
On November 1, 2006, in consideration of its agreement to invest $6,000,000 in the Company, ICM became the sole Series C Member.  As part of ICM’s agreement to invest in Series C Units, our Operating Agreement provides that we will not, without ICM’s approval (i) issue additional Series C Units, (ii) create any additional series of units with rights senior to the Series C Units, (iii) modify our Operating Agreement to adversely impact the rights of Series C Unit holders, or (iv) repurchase or redeem any Series C Units.  Additionally, ICM, as the sole Series C Unit owner, is afforded the right to elect one Series C Director to our Board so long as ICM remains a Series C Member. Andrew J. Bulloch is the current Series C Director appointed by ICM.
On June 17, 2010, ICM extended us credit pursuant to subordinated convertible term note (the “ICM Term Note”) in the amount of $9,970,000, which is convertible at the option of ICM into Series C Units at a conversion price of $3,000 per unit. Effective June 23, 2014, the Company amended and restated the ICM Term Note. The ICM Term Note provides a loan in the principal amount of $6,726,758. The ICM Term Note matures on July 1, 2023. Interest under the ICM Term Note is calculated at a rate of Six and One Quarter Percent (6.25%) per annum over LIBOR. Interest under the ICM Term Note is due and payable quarterly commencing on September 30, 2014. The Company has the option to pay interest in-kind by adding the interest due to the outstanding principal. The Company may prepay any or all of the outstanding principal balance on the ICM Term Note at any time with thirty (30) days prior written notice to ICM without penalty or premium. ICM may convert any or all of a portion of the outstanding principal to Series C Units of the Company at a price of $3,000 per unit at its option upon fifteen (15) days prior notice to the Company by ICM. As part of the amendment and restatement, the Company paid a total of $6,866,381 of principal and accrued interest on the outstanding loan, extended the term as indicated and reduced the interest rate from Seven and One Half Percent (7.5%) over LIBOR to the indicated rate.
The Company recorded $0.9 million and $1.0 million of interest expense on the ICM Term Notes in the years ended September 30, 2014 and 2013, respectively. On November 21, 2014, the Company gave written notice to ICM that it would make payment in full on the ICM Term Note on December 22, 2014.

To induce ICM to agree to the ICM Term Note, we entered into an equity agreement with ICM (the “ICM Equity Agreement”) on June 17, 2010, whereby ICM (i) retains preemptive rights to purchase new securities in the Company, and (ii) receives 24% of the proceeds received by the Company from the issuance of equity or debt securities.
On July 13, 2010, we entered into a Joint Defense Agreement (the “Joint Defense Agreement”) with ICM, which contemplates that we may purchase from ICM one or more tricanter centrifuges (the “Centrifuges“).  Because such equipment has been the subject of certain legal actions regarding potential patent infringement, the Joint Defense Agreement provides that: (i) that the parties may, but are not obligated to, share information and materials that are relevant to the common prosecution and/or defense of any such patent litigation regarding the Centrifuges (the “Joint Defense Materials”), (ii) that any such shared Joint Defense Materials will be and remain confidential, privileged and protected (unless such Joint Defense Materials cease to be privileged, protected or confidential through no violation of the Joint Defense Agreement), (iii) upon receipt of a request or demand for disclosure of Joint Defense Material to a third party, the party receiving such request or demand will consult with the party that provided the Joint Defense Materials and if the party that supplied the Joint Defense Materials does not consent to such disclosure then the other party will seek to protect any disclosure of such materials, (iv) that neither party will disclose Joint Defense Materials to a third party without a court order or the consent of the party who initially supplied the Joint Defense Materials, (v) that access to Joint Defense Materials will be restricted to each party’s outside attorneys, in-house counsel, and retained consultants, (vi) that Joint Defense Materials will be stored in secured areas and will be used only to assist in prosecution and defense of the patent litigation and (vii) if there is a dispute between us and ICM, then each party waives its right to claim that the other party’s legal counsel should be disqualified by reason of this the Joint Defense Agreement or receipt of Joint Defense Materials.  The Joint Defense Agreement will terminate the earlier to occur of (x) upon final resolution of all patent litigation and (y) a party providing ten (10) days advance written notice to the other party of its intent to withdraw from the Joint Defense Agreement.  No payments have been made by either party under the Joint Defense Agreement.
Review and Approval of Related Person Transactions
In October 2012, our Board adopted a Related Party Policy which formalized into a written policy certain practices and procedures historically followed by our Board relating to the approval of any transaction, arrangement or series of similar transactions, arrangements or relations, including indebtedness or guarantees of indebtedness, with related parties. Related persons include our directors or executive officers and their respective immediate family members and 5% beneficial owners of our units. Pursuant to the terms of the policy, the Corporate Governance/Compensation Committee must review the material facts of any related party transaction and approve such transaction.
The Company complied with the informal practices and procedures relating to the approval of related party transactions reflected in the Related Party Policy in connection with the approval of each of the related party transactions discussed in the section above entitled “Certain Relationships and Related Transactions.”

MEMBER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2016 ANNUAL MEETING

Member Proposals to be Considered for Inclusion in the Company’s 2016 Proxy Statement
Under the rules of the SEC, including Rule 14a-8 of the Exchange Act, any member proposal to be considered by the Company for inclusion in the proxy materials for the 2016 Annual Meeting of Members, which we presently plan to hold in January 2016, must be received by the Secretary of the Company, 10868 189th Street, Council Bluffs, Iowa 51503, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting. Accordingly, we determined that members must submit proposals related to the 2016 Annual Meeting of Members to the Company by August 6, 2015. Proposals submitted later than August 6, 2015 will be considered untimely and will not be included in the Company’s proxy statement for the 2016 Annual Meeting of Members.
In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which lists the requirements for inclusion of member proposals in company-sponsored proxy materials. The Corporate Governance/Compensation Committee will review proposals submitted by members for inclusion at our next annual meeting of members and will make recommendations to our Board on an appropriate response to such proposals.
Requirements for Member Proposals to be Brought Before the 2016 Annual Meeting of Members
Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a member proposal to be brought before its next annual meeting of members in accordance with the requirements of its operating agreement or other governing documents, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the member proposal without any discussion of the matter in the proxy statement.
Section 6.11 of our Operating Agreement provides that written notice of a member proposal that a member intends to present at the next annual meeting, but does not intend to have included in the proxy statement and form of proxy related to such meeting, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 calendar days nor greater than 120 calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of members.
As to each matter the member proposes to bring before the 2016 Annual Meeting of Members, the member’s notice must set forth: (i) a brief description of the business desired to be brought before the 2016 Annual Meeting of Members and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the Company’s books, of the member proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of units of the Company which are owned beneficially and of record by the member and the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings among such member and any other person or persons (including their names) in connection with the proposal of such business by such member and any material interest of such member in such business, (v) whether either such member or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of units of the Company entitled to vote required to approve the proposal, and (vi) a representation that such member intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Our Operating Agreement also provides that the presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the annual meeting and, if he should so determine, such business shall not be transacted.
In accordance with the terms of the new Section 6.11 of the Operating Agreement adopted by the members at the 2014 Annual Meeting of Members, members had to submit notice of any member proposals to the Company between November 21, 2014 and December 21, 2014. As of the date of this Proxy Statement, the Company has not received notice of any member proposals to be presented at the 2015 Annual Meeting. Any member proposals received prior to December 21, 2014 which comply with the requirements of the Operating Agreement, including Section 6.11, shall constitute business that may properly be brought before the 2015 Annual Meeting.

In addition, in the event a member wishes to propose any other matter for consideration at a meeting of the members, under our Operating Agreement, members representing an aggregate of not less than thirty percent (30%) of all of the units may demand that our Board call a special meeting of members.

A copy of our Operating Agreement will be furnished to members without charge upon written request to the Secretary of the Company.
Series A Director Nominations
Pursuant to our Operating Agreement, Series A members entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if the member complies with the advance notice provisions and other requirements set forth in Section 5.3(e) of our Operating Agreement. A copy of our Operating Agreement will be furnished to members without charge upon written request to the Secretary of the Company.
Under our Operating Agreement, members may nominate persons for election as directors of the same series, but in the case of Series A Directors, Series A Members must notify the Secretary of the Company in writing not less than 120 days prior to the one year anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting.

MEMBER COMMUNICATIONS
Any member wishing to communicate with any of our directors regarding matters related to the Company may provide correspondence to the respective director in care of the Secretary, Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, IA 51503. The Chairman of the Corporate Governance/Compensation Committee will review and determine the appropriate response to questions from the members, including whether to forward communications to individual directors. The Independent Directors review and approve the member communication process periodically to ensure effective communication with members.

OTHER BUSINESS

Our Board knows of no other business to be presented for action at the 2015 Annual Meeting. If any matters do come before the 2015 Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the 2015 Annual Meeting.
EXPENSES OF SOLICITATION OF PROXIES
In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Company, who will not receive additional compensation for such services. The Company may also retain the services of an independent third party to perform proxy solicitation services on behalf of the Company. If retained, the Company does not expect the cost for such services to be material. The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy card and any additional solicitation material that the Company may provide to members. The Company has not employed any third party to solicit proxies for the 2015 Annual Meeting.
PERIODIC REPORTS
Our financial statements and related financial information required to be provided to members in connection with this Proxy Statement are contained in our Annual Report on Form 10-K for Fiscal 2014 (the “2014 Form 10-K”), which was filed with the SEC on December 4, 2014. The 2014 Form 10-K is included in the Annual Report, which accompanies this Proxy Statement, both of which are available on the our website at www.sireethanol.com at the “Investor Relations” section, but these documents are not deemed a part of the proxy soliciting materials. Members may request paper copies of the Annual Report itself, the 2014 Form 10-K, this Proxy Statement and the proxy card by sending an e-mail to Betty Harmsen at proxy@sireethanol.com, calling (877) 776-5999, or by downloading a copy at www.sireethanol.com . Such requests must set forth a good faith representation that the requesting party was either a holder of record or a beneficial owner of units of the Company on December 4, 2014. Members may make a request for all future meetings or only for the 2015 Annual Meeting. A copy of the exhibits to the 2014 Form 10-K will be mailed to members free of charge upon request to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503, or by calling (877) 776-5999.

By Order of the Board of Directors
Theodore V. Bauer,
Secretary
Council Bluffs, Iowa
December 4, 2014

Southwest Iowa Renewable Energy, LLC
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Members
January 30, 2015

The undersigned hereby appoints Karol D. King and Theodore V. Bauer and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the units of SOUTHWEST IOWA RENEWABLE ENERGY, LLC (the “Company”) held of record by the undersigned on December 4, 2014, at the Annual Meeting of Members of the Company to be held on January 30, 2015 and any adjournment(s) thereof (the “2015 Annual Meeting”).

The proxy when properly executed will be voted as directed by the undersigned member. If no direction is made, this proxy will be voted “FOR” the Series A Director nominee, and “FOR” proposal 2. The proxies, in their discretion, are further authorized to vote (a) on matters which the Board of Directors did not know would be presented at the 2015 Annual Meeting within the time period specified in the Company’s Fourth Amended and Restated Operating Agreement; and (b) on other matters which may properly come before the 2015 Annual Meeting and any adjournments or postponements thereof.

(continued, and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

		Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. Elect one Series A Director to serve until the 2019 Annual Meeting of Members or until his successor shall be elected and qualified.
Director Nominee:	FOR Nominee	WITHHOLD Authority For Nominee
01 Michael “Mickey” K. Guttau	☐	☐

2. Conduct an advisory vote on executive compensation.	FOR	AGAINST	ABSTAIN
	☐	☐	☐
3. Transact such other business that may properly come before the meeting and any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SERIES A DIRECTOR NOMINEE, AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN THIS PROXY as soon as possible to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503.
Signature ______________________________	*Signature __________________________		Date ____________
Title __________________________________	Title ________________________________
Print __________________________________	Print ________________________________
Address of Unit Holder:	Address of Unit Holder:
City, State, Zip	City, State, Zip

Please sign your name exactly as it appears on the unit certificate. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
*If units are held jointly, each holder should sign.